As filed with the Securities and
Exchange Commission on August 1, 1995             Registration No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                   FORM  S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                       COMPUTER TASK GROUP, INCORPORATED
             (Exact name of registrant as specified in its charter)

          New York                                     16-0912632
(State or other jurisdiction of            (I.R.S.Employer Identification No.)
incorporation or organization)

                  800 Delaware Avenue, Buffalo, New York 14209
          (Address of Principal Executive Offices, Including Zip Code)

       Computer Task Group, Incorporated 1991 Employee Stock Option Plan Computer Task Group, Incorporated Nonqualified Key Employee Deferred
                               Compensation Plan
                           (Full Title of the Plans)

                                    Copy to:
Joseph G. Makowski, Esq.            Ward B. Hinkle, Esq.
Computer Task Group, Incorporated   Hodgson, Russ, Andrews, Woods & Goodyear LLP
800 Delaware Avenue                 1800 One M&T Plaza
Buffalo, New York  14209            Buffalo, New York  14203
(716) 882-8000                      (716) 856-4000
(Name, address and telephone
  number of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                       Proposed      Proposed
                                       Maximum       Maximum
                                       Offering      Aggregate
Title of Securities  Amount to be      Price         Offering         Amount of
to be Registered     Registered        Per Share(1)  Price(1)         Registration
- ----------------------------------------------------------------------------------
Common Stock,
  par value $.01      500,000 (2)      $15.4375      $7,718,750        $2,661.43

Common Stock,
  par value $.01      100,000 (3),(4)  $15.4375      $1,543,750        $532.29
- ----------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the shares on the New York Stock Exchange composite reporting system on July 28, 1995.

(2) The amount being registered is the number of additional shares of Common Stock that are issuable upon exercise of options granted as a result of the 1995 amendments to the Registrant's 1991 Employee Stock Option Plan.

(3) The amount being registered for the first time is the aggregate number of shares of Common Stock that are issuable pursuant to the Registrant's Nonqualified Key Employee Deferred Compensation Plan.

(4) Pursuant to Rule 416(c) under the Securities Act of 1933, there are hereby registered on this registration statement an indeterminate number of interests in the Deferred Compensation Plan. Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate fee is required with respect to interests in the Deferred Compensation Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

         Certain legal matters with respect to the Common Stock being offered hereby have been passed upon by Joseph G. Makowski, Vice President, Secretary and General Counsel to the Registrant. As of July 31, 1995, Mr. Makowski beneficially owned less than one percent of the Registrant's issued and outstanding Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         Section 722(a) of the New York Business Corporation Law (the "BCL") generally provides that a corporation shall have the power to indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he or she was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in, or in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. In addition, Section 722(c) of the BCL provides that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. Article V of the Registrant's By-laws requires the Registrant to indemnify its officers and directors to the fullest extent in accordance with and permitted by law for the defense of civil and criminal proceedings against them by reason of their service as officers or directors.

         Section 723 of the BCL provides that a person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in BCL section 722 shall be entitled to indemnification as authorized in such section. Any indemnification under BCL
Section 722 or otherwise permitted by law, unless ordered by a court, shall be made by a corporation, only if authorized in the specific case by the Board of Directors or shareholders pursuant to BCL Section 723. In no event may indemnification be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         The BCL also empowers the Registrant to purchase and maintain certain types of directors and officers liability insurance. The Registrant has purchased such insurance (effective through April 1, 1996) which, in general, provides for indemnification of officers and directors for any damages, costs or expenses up to $10,000,000, less a $250,000 deductible for the Registrant and a $5,000 deductible per director ($25,000 maximum), which they are legally required to pay, resulting from any error, misstatement, misleading statement, act, omission, neglect or breach of duty committed, attempted or allegedly committed or attempted by such officers or directors (subject to certain exceptions) solely by reason of their status as such. Such insurance does not cover fines or penalties imposed by law or losses which are not reimbursable by law. If available on terms and conditions deemed reasonable, the Registrant intends to purchase similar insurance in the future.

         Section 402 of the BCL generally provides that a corporation's certificate of incorporation may set forth a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the BCL (generally prohibiting unlawful dividends or distributions, share repurchases, distributions after dissolution, or loans). The Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for damages or any breach of duty in such capacity occurring after May 25, 1988, except as otherwise provided by law.

         The foregoing is only a summary of the described sections of the New York Business Corporation Law and is qualified in its entirety by reference to such sections.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

         Not applicable.


ITEM 8.  EXHIBITS

      4.   (a) Computer Task Group, Incorporated 1991 Employee Stock Option Plan
           (b) Computer Task Group, Incorporated Nonqualified Key Employee Deferred Compensation Plan

      5. Opinion of Joseph G. Makowski, Vice President, Secretary and General Counsel for Registrant as to legality of securities being registered

      23.  (a) Consent of Price Waterhouse LLP
           (b) Consent of Joseph G. Makowski, Vice President, Secretary and General Counsel

      24.  Power of Attorney

ITEM 9.  UNDERTAKINGS
         ------------

         (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulations S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on July 21, 1995.


                                COMPUTER TASK GROUP, INCORPORATED

                                BY: /s/ Gale S. Fitzgerald
                                    ------------------------------------
                                    Gale S. Fitzgerald
                                    Chairman and Chief Executive Officer


                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints JOSEPH G. MAKOWSKI and PETER P. RADETICH, and each of them severally, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or each of them or their or his substitutes may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                           Title                                Date
- ---------                                           -----                                ----
(a) Principal Executive Officer

                                           Chairman, Chief Executive
    /s/ Gale S. Fitzgerald                 Officer and Director                      July 21, 1995
    ----------------------
    Gale S. Fitzgerald


(b) Principal Financial and Accounting Officer

                                           Vice President and
    /s/ Samuel D. Horgan                   Chief Financial Officer                   July 21, 1995
    --------------------
    Samuel D. Horgan





(c)  Directors                                                                       Date
/s/ G. David Baer
- ---------------------------------
G. David Baer                                                                        July 21, 1995


/s/ Randolph A. Marks
- -----------------------------
Randolph A. Marks                                                                    July 21, 1995


/s/ Paul W. Joy
- -----------------------------------
Paul W. Joy                                                                          July 21, 1995


/s/ Richard L. Crandall
- -------------------------------
Richard L. Crandall                                                                  July 21, 1995


/s/ George B. Beitzel
- ----------------------------------
George B. Beitzel                                                                    July 21, 1995



(d) The Plan


         Pursuant to the requirements of the Securities Act of 1933, the members of the Compensation Committee of the Registrant's Board of Directors have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Buffalo, State of New York, on July 21, 1995.

     COMPUTER TASK GROUP, INCORPORATED NONQUALIFIED KEY EMPLOYEE DEFERRED
                               COMPENSATION PLAN


BY: /s/ George B. Beitzel
    ---------------------------------------------------
    Director and Chairman of the Compensation Committee

                                 EXHIBIT INDEX

                                                                                              Page or
Exhibit No.               Description                                                         Reference
- -----------               -----------                                                         ----------
4(a)                      Copy of Computer Task Group,
                          Incorporated 1991 Employee Stock
                          Option  Plan                                                         (1)

4(b)                      Copy of Computer Task Group,
                          Incorporated Nonqualified Key
                          Employee Deferred Compensation
                          Plan                                                                II - 9

5                         Opinion of Joseph G. Makowski, Vice President,
                          Secretary and General Counsel to Registrant as to
                          legality of securities being registered                             II - 10

23 (a)                    Consent of Price Waterhouse LLP                                     II - 11

23 (b)                    Consent of Joseph G. Makowski, Vice President
                          Secretary and General Counsel (included in Exhibit No. 5)

24                        Power of Attorney                                                   II-6

- --------------------------------------------------------------------------------------------------------

(1) Filed as Appendix A to the Registrant's definitive Proxy Statement dated March 27, 1995 in connection with the Registrant's annual meeting of shareholders held on April 26, 1995, and incorporated herein by reference.